SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2005
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                          Zynex Medical Holdings, Inc.
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             (Exact name of Registrant as specified in its charter)


            Nevada                33-26787-D               87-0403828
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       (State or other          (Commission           (I.R.S. Employer
         jurisdiction            File Number)         Identification No.)
       of incorporation)


      8100 South Park Way, Suite A-9, Littleton, CO               80120
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        (Address of principal executive offices)                (Zip Code)


                  Registrant's telephone number: (303) 703-4906
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                                 Total pages: 3

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     On May 31, 2005, Zynex Medical Holdings, Inc. entered into a compensation agreement with Peter J. Leveton, the Company's Chief Financial Officer to be effective as of April 18, 2005 (the "Effective Date"). The agreement provides for a monthly salary of $2,250 per month. It also provides for an increase in the monthly salary of an additional $4,000 per month (the "First Raise") in the event (a) the Company obtains a line of credit of at least $250,000, or (b) the Company receives third party equity or debt investment of at least $1,000,000, or (c) the Company has annual audited "positive net cash provided by operating activities" of at least $500,000 , or (d) the Company undergoes a liquidity event with a valuation of at least $10,000,000 (items (b) through (d) shall be referred to as "Raise Events"). The agreement also provides for an additional increase in the monthly salary of $5,000 per month (the "Second Raise") in the event the Company undergoes a Raise Event. The First Raise and Second Raise, once earned and vested shall be paid in arrears with respect to each month of employment beginning as of the Effective Date through the month of vesting, then shall be paid currently through the date Mr. Leveton's employment terminates. If one of the events listed above occurs and Mr. Leveton played an active and integral role in accomplishing such event, but, Mr. Leveton's employment terminated voluntarily within 30 days prior to such event or involuntarily within 120 days of such event, then Mr. Leveton shall be entitled to receive an amount equal to the First Raise and/or the Second Raise for each month of his employment with the Company beginning with the Effective Date and ending as of the date of his termination. Under the agreement, Mr. Leveton is required to work no less than twenty hours per week and eighty hours per month.

     Mr. Leveton is also entitled to receive stock options to purchase up to 350,000 shares of the Company's Common Stock. Such options shall have a ten year term, and an exercise price equal to the fair market value of the Common Stock on the date of grant, April 18, 2003. Such options are subject to vesting as follows: 100,000 shares vest on the date of grant; 25,000 shares vest on June 30, 2005, provided that Mr. Leveton is employed as of such date; and 25,000 shares vest as of the last day of each full calendar quarter beginning as of July 1, 2005 through March 31, 2007, provided that Mr. Leveton is employed as of such date; and 50,000 shares vest upon a Raise Event if Mr. Leveton is employed as of such date, or if Mr. Leveton played an active, integral and key role in accomplishing such event, and such event occurred within 30 days of voluntary termination or within 90 days of involuntary termination. All unvested quarterly options immediately vest and become exercisable upon a liquidity event with a valuation of at least $10,000,000; provided the liquidity event occurs during Mr. Leveton's employment or if Mr. Leveton played an active, integral and key role in accomplishing such event, within 90 days of involuntary termination. Except in the case of a liquidity event as described above, all unvested options will expire upon the voluntary or involuntary termination of employment.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.



                                      Zynex Medical Holdings, Inc.
                                             (Registrant)



Date:  June 1, 2005                   By:  /s/ Thomas Sandgaard
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                                           Thomas Sandgaard
                                           President and Chief Executive Officer

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